UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2011

Evans Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	0-18539	161332767
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14 North Main Street, Angola, New York		14006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-926-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of shareholders of Evans Bancorp, Inc. (the "Company") was held on April 28, 2011. At the meeting, James E. Biddle, Jr., Marsha S. Henderson, Kenneth C. Kirst, and Nancy W. Ware, were elected as directors for a term of three years, Lee C. Wortham was elected as director for two years, and Michael J. Rogers was elected as a director for one year. Also, the Employee Stock Purchase Plan was amended to increase the amount of common stock available for issuance thereunder from 100,000 to 200,000 and the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2011 was ratified.
The following table reflects the tabulation of votes with respect to the matters voted on at the 2011 annual meeting:

Proposal I:
Election of Directors

James E. Biddle, Jr
FOR: 2,187,370
WITHHOLD: 527,438
BROKER NON-VOTES: 471,833

Marsha S. Henderson
FOR: 2,254,117
WITHHOLD: 460,690
BROKER NON-VOTES: 471,833

Kenneth C. Kirst
FOR: 2,270,361
WITHHOLD: 444,446
BROKER NON-VOTES: 471,833

Michael J. Rogers
FOR: 2,152,444
WITHHOLD:562,364
BROKER NON-VOTES:471,833

Nancy W. Ware
FOR: 1,927,381
WITHHOLD: 787,426
BROKER NON-VOTES: 471,833

Lee C. Wortham
FOR: 2,149,935
WITHHOLD:563,701
BROKER NON-VOTES: 471,833

Proposal II:

The proposal to amend the Employee Stock Purchase Plan to increase the amount of common stock available for issuance thereunder from 100,000 to 200,000:

FOR: 2,393,196

AGAINST: 254,352

ABSTAIN: 62,158

NONVOTE: 471,833

Proposal III:
Ratification of Appointment of KPMG LLP

FOR: 3,036,429

AGAINST: 117,317

ABSTAIN: 32,894

The following directors also continued their terms in office following the 2011 annual meeting:

Phillip Brothman
Mary Catherine Militello
Robert G. Miller, Jr.
David J. Nasca
John R. O’Brien
James Tilley
Thomas H. Waring, Jr.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evans Bancorp, Inc.

April 29, 2011	By:	/s/ David J. Nasca

Name: David J. Nasca
Title: President & C.E.O.